Exhibit 99.1

Globus Medical Reports Third Quarter 2021 Results

AUDUBON, PA,  November 4, 2021: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended September 30, 2021.

•	Worldwide net sales were $229.7 million, an increase of 6.3% as compared to the third quarter of 2020

•	GAAP net income for the quarter was $47.2 million, or 20.6% of net sales, which is an increase of 6.8% as compared to the third quarter of 2020

•	GAAP diluted earnings per share (“EPS”) was $0.45 and non-GAAP diluted EPS was $0.50

•	Non-GAAP adjusted EBITDA was $78.3 million, or 34.1% of net sales

“Revenue in the third quarter was $230 million, an increase of more than 6% over the third quarter of 2020, as we continue to capture market share and perform well above our peers,” said Dave Demski, President and CEO.  “Our strong revenue performance in the quarter, in spite of continuing COVID-related headwinds, combined with growing momentum in Enabling Technology; our best recruiting quarter in over a year; and FDA 510(k) clearances for Excelsius3D™ and ExcelsiusHUB™ provide the platform for growth acceleration into 2022 and beyond.”

Worldwide net sales for the third quarter of 2021 was $229.7 million, an as-reported increase of 6.3% over the third quarter of 2020.  U.S. net sales for the third quarter of 2021, including robotics, increased by 8.8% compared to the third quarter of 2020.  International net sales for the third quarter of 2021 decreased by 7.2% over the third quarter of 2020.

GAAP net income for the third quarter of 2021 was $47.2 million, an increase of 6.8% over the same period last year.  GAAP diluted EPS for the third quarter of 2021 was $0.45, compared to $0.44 for the third quarter 2020.   Non-GAAP diluted EPS for the third quarter of 2021 was $0.50, compared to $0.49 in the third quarter of 2020,  an increase of 3.3%.

The Company generated net cash from operating activities of $77.3 million and non-GAAP free cash flow of $59.5 million during the third quarter of 2021.  Cash, cash equivalents and marketable securities were $985.0 million as of September 30, 2021.   The Company remains debt free.

2021 Annual Guidance

The Company today reaffirmed its full year 2021 guidance of $950 million in net sales and non-GAAP diluted earnings per share of $2.00.

Conference Call Information

Globus Medical will hold a teleconference to discuss its  third quarter 2021 results with the investment community at 4:30 p.m. Eastern Time today.  Globus invites all interested parties to join the call by dialing:

1-877-313-2501 United States Participants

1-929-517-0907 International Participants

There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

The call will be archived until Thursday, November 11, 2021. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 107-3064.

About Globus Medical, Inc.

Globus Medical, Inc. is a leading musculoskeletal solutions company based in Audubon, PA.  The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, and acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended September 30, 2021 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the period ended September 30, 2021 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2021	2020	2021	2020
Net sales	$229,721	$216,098	$708,081	$555,597
Cost of goods sold	58,554	57,097	177,427	156,604
Gross profit	171,167	159,001	530,654	398,993

Operating expenses:
Research and development	15,853	14,421	46,324	69,278
Selling, general and administrative	96,444	89,152	301,589	262,710
Provision for litigation	605	—	511	197
Amortization of intangibles	4,573	4,152	13,970	12,043
Acquisition related costs	363	1,263	14,507	1,867
Total operating expenses	117,838	108,988	376,901	346,095

Operating income/(loss)	53,329	50,013	153,753	52,898

Other income/(expense), net:
Interest income/(expense), net	2,105	3,085	7,358	10,999
Foreign currency transaction gain/(loss)	(898)	(170)	(969)	(806)
Other income/(expense)	(84)	202	437	595
Total other income/(expense), net	1,123	3,117	6,826	10,788

Income/(loss) before income taxes	54,452	53,130	160,579	63,686
Income tax provision	7,241	8,914	26,494	14,358

Net income/(loss)	$47,211	$44,216	$134,085	$49,328

Other comprehensive income/(loss):
Unrealized gain/(loss) on marketable securities, net of tax	(991)	(770)	(3,431)	2,285
Foreign currency translation gain/(loss)	(491)	1,679	(3,578)	2,820
Total other comprehensive income/(loss)	(1,482)	909	(7,009)	5,105
Comprehensive income/(loss)	$45,729	$45,125	$127,076	$54,433

Earnings per share:
Basic	$0.47	$0.45	$1.33	$0.50
Diluted	$0.45	$0.44	$1.30	$0.49
Weighted average shares outstanding:
Basic	101,104	98,217	100,477	98,453
Diluted	104,418	100,485	103,430	100,823

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(In thousands, except share and per share values)	2021	2020
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$361,876	$239,397
Short-term marketable securities	191,319	187,344
Accounts receivable, net of allowances of $4,930 and $4,408, respectively	159,576	141,676
Inventories	234,368	229,153
Prepaid expenses and other current assets	16,207	17,771
Income taxes receivable	17,168	6,424
Total current assets	980,514	821,765
Property and equipment, net of accumulated depreciation of $301,163 and $276,451, respectively	215,665	216,879
Long-term marketable securities	431,814	358,522
Intangible assets, net	73,095	86,949
Goodwill	166,578	156,716
Other assets	33,574	32,039
Deferred income taxes	9,338	6,615
Total assets	$1,910,578	$1,679,485

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$20,678	$18,205
Accrued expenses	81,480	78,334
Income taxes payable	1,971	1,101
Business acquisition liabilities	8,729	5,777
Deferred revenue	9,667	8,125
Payable to broker	—	9,250
Total current liabilities	122,525	120,792
Business acquisition liabilities, net of current portion	49,113	31,493
Deferred income taxes	4,792	6,202
Other liabilities	15,879	14,701
Total liabilities	192,309	173,188

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 79,029,625 and 77,284,007 shares at September 30, 2021 and December 31, 2020, respectively	79	77
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 shares at September 30, 2021 and December 31, 2020	22	22
Additional paid-in capital	542,055	457,161
Accumulated other comprehensive income (loss)	(3,054)	3,955
Retained earnings	1,179,167	1,045,082
Total equity	1,718,269	1,506,297
Total liabilities and equity	$1,910,578	$1,679,485

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
(In thousands)	2021	2020
Cash flows from operating activities:
Net income	$134,085	$49,328
Adjustments to reconcile net income to net cash provided by operating activities:
Acquired in-process research and development	—	24,418
Depreciation and amortization	53,038	45,970
Amortization of premium (discount) on marketable securities	1,763	215
Write-down of excess and obsolete inventories	5,570	12,411
Stock-based compensation expense	22,781	21,138
Allowance for doubtful accounts	883	2,741
Change in fair value of business acquisition liabilities	14,336	1,027
Change in deferred income taxes	(3,131)	(4,458)
(Gain)/loss on disposal of assets, net	383	714
Payment of business acquisition related liabilities	—	(700)
(Increase)/decrease in:
Accounts receivable	(19,928)	8,412
Inventories	(9,161)	(47,271)
Prepaid expenses and other assets	(794)	(4,381)
Increase/(decrease) in:
Accounts payable	2,521	5,401
Accrued expenses and other liabilities	7,500	3,749
Income taxes payable/receivable	(9,825)	(105)
Net cash provided by/(used in) operating activities	200,021	118,609
Cash flows from investing activities:
Purchases of marketable securities	(347,057)	(57,418)
Maturities of marketable securities	171,886	100,830
Sales of marketable securities	82,882	39,944
Purchases of property and equipment	(39,853)	(49,595)
Acquisition of businesses, net of cash acquired, and purchases of intangible and other assets	—	(31,991)
Net cash provided by/(used in) investing activities	(132,142)	1,770
Cash flows from financing activities:
Payment of business acquisition related liabilities	(4,763)	(5,327)
Proceeds from exercise of stock options	59,933	44,121
Repurchase of common stock	—	(104,669)
Net cash provided by/(used in) financing activities	55,170	(65,875)
Effect of foreign exchange rates on cash	(570)	379
Net increase in cash, cash equivalents, and restricted cash	122,479	54,883
Cash, cash equivalents, and restricted cash at beginning of period	239,397	195,724
Cash, cash equivalents, and restricted cash at end of period	$361,876	$250,607
Supplemental disclosures of cash flow information:
Income taxes paid	$39,450	$19,328
Purchases of property and equipment included in accounts payable and accrued expenses	$3,491	$3,931

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2021	2020	2021	2020
Musculoskeletal Solutions	$209,478	$207,063	$652,157	$533,085
Enabling Technologies	20,243	9,035	55,924	22,512
Total net sales	$229,721	$216,098	$708,081	$555,597

Liquidity and Capital Resources:

	September 30,	December 31,
(In thousands)	2021	2020
Cash, cash equivalents, and restricted cash	$361,876	$239,397
Short-term marketable securities	191,319	187,344
Long-term marketable securities	431,814	358,522
Total cash, cash equivalents, restricted cash and marketable securities	$985,009	$785,263

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except percentages)	2021	2020	2021	2020
Net income/(loss)	$47,211	$44,216	$134,085	$49,328
Interest income/(expense), net	(2,105)	(3,085)	(7,358)	(10,999)
Provision for income taxes	7,241	8,914	26,494	14,358
Depreciation and amortization	16,751	16,301	53,038	45,970
EBITDA	69,098	66,346	206,259	98,657
Stock-based compensation expense	7,451	7,020	22,781	21,138
Provision for litigation	605	—	511	197
Acquisition related costs/licensing	1,181	1,753	16,688	3,179
Acquisition of in-process research and development	—	—	—	24,418
Adjusted EBITDA	$78,335	$75,119	$246,239	$147,589

Net income as a percentage of net sales	20.6%	20.5%	18.9%	8.9%
Adjusted EBITDA as a percentage of net sales	34.1%	34.8%	34.8%	26.6%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2021	2020	2021	2020
Net income/(loss)	$47,211	$44,216	$134,085	$49,328
Provision for litigation	605	—	511	197
Amortization of intangibles	4,573	4,152	13,970	12,043
Acquisition related costs/licensing	1,181	1,753	16,688	3,179
Acquisition of in-process research and development	—	—	—	24,418
Tax effect of adjusting items	(846)	(992)	(4,906)	(3,418)
Non-GAAP net income	$52,724	$49,129	$160,348	$85,747

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Per share amounts)	2021	2020	2021	2020
Diluted earnings per share, as reported	$0.45	$0.44	$1.30	$0.49
Provision for litigation	—	—	—	—
Amortization of intangibles	0.05	0.04	0.14	0.12
Acquisition related costs/licensing	0.01	0.02	0.16	0.03
Acquisition of in-process research and development	—	—	—	0.24
Tax effect of adjusting items	(0.01)	(0.01)	(0.05)	(0.03)
Non-GAAP diluted earnings per share	$0.50	$0.49	$1.55	$0.85

* Amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2021	2020	2021	2020
Net cash provided by/(used in) operating activities	$77,262	$53,248	$200,021	$118,609
Purchases of property and equipment	(17,795)	(17,325)	(39,853)	(49,595)
Free cash flow	$59,467	$35,923	$160,168	$69,014

Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2021	2020	Growth	Period Net Sales	Growth
United States	$198,172	$182,104	8.8%	$—	8.8%
International	31,549	33,994	-7.2%	144	-7.6%
Total net sales	$229,721	$216,098	6.3%	$144	6.2%

	Nine Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2021	2020	Growth	Period Net Sales	Growth
United States	$606,608	$465,705	30.3%	$—	30.3%
International	101,473	89,892	12.9%	2,259	10.4%
Total net sales	$708,081	$555,597	27.4%	$2,259	27.0%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:  investors@globusmedical.com

www.globusmedical.com